Exhibit 99.1

GLOBALSTAR CONFERENCE CALL FCC’S NOTICE OF PROPOSED RULEMAKING November 6, 2013

This presentation may contain forward - looking statements within the meaning of federal securities law . Please note that the information in this presentation is accurate only as of today, Wednesday, November 6 , 2013 . These forward - looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward - looking statements . Additional risk factors related to our business are included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10 - K, Quarterly Reports on Form 10 - Q and Current Reports on Form 8 - K . SAFE HARBOR LANGUAGE 1

2 TLPS 11 6 1 2400 MHz 2483.5 MHz 2500 MHz 2401 2423 2426 2448 2451 2473 2495 Globalstar Licensed Band ISM Band Authorized for Unlicensed 802.11 Wi - Fi 2483.5 22 MHz Terrestrial Band ISM TERRESTRIAL LOW POWER SERVICE (TLPS) CHANNELIZATION TLPS is a managed, carrier - grade “Wi - Fi like” service

FCC’S NPRM PROCESS HIGHLIGHTS Recognizes Globalstar’s commitment to Mobile Satellite Services First Permits Globalstar to offer low power mobile broadband services Second Substantially eliminates the ATC gating criteria as they relate to Globalstar’s provision of mobile broadband services Third No build out requirements imposed for terrestrial authority Fourth Requires Globalstar to protect other licensed services from harmful interference Fifth Proposes technical rules (power limits, OOBE rules) that strike an appropriate balance to protect other licensed and unlicensed interests Sixth Proposes equipment certification rules to minimize the burdens on device manufacturers Seventh Major Highlights: In November 2013, the Federal Communications Commission (“FCC”) voted to release Globalstar’s requested Notice of Proposed Rulemaking (“NPRM”) to provide a “Wi - Fi like” service over its spectrum (2483.5 - 2495 MHz) and the adjacent ISM spectrum (2473 - 2483.5 MHz) The FCC has established a comment cycle of 75 days and 105 days for initial and reply comments, respectively 3

 Materially expands the nation’ s spectral capacity to relieve existing Wi - Fi congestion  Clear TLPS channel provides for improved range and effective capacity of approximately 5x and 4x, respectively, as compared to public Wi - Fi  Provides 20,000 TLPS - capable access points free of charge to public interest groups, including schools, libraries and hospitals  Leverages existing network / handset investment and ecosystem  Requires only a low incremental cost infrastructure system  Provides Mobile Satellite Services free of charge to Globalstar subscribers in federally declared disaster areas PRINCIPAL BENEFITS OF TLPS 4 For additional details regarding further benefits, macro industry themes, investment drivers, etc., please visit www.globalstar.com/TLPS